Exhibit (a)(c)(11)

METROPOLITAN SERIES FUND, INC.

ARTICLES OF AMENDMENT FOR

CHANGE IN PORTFOLIO NAME

Metropolitan Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended effective January 31, 2005 by changing the designation of certain classes of stock, identified therein, as follows:

Original Designation	New Designation
State Street Aggressive Growth Portfolio	BlackRock Aggressive Growth Portfolio

State Street Research Aurora Portfolio	BlackRock Strategic Value Portfolio

State Street Research Bond Income Portfolio	BlackRock Bond Income Portfolio

State Street Research Diversified Portfolio	BlackRock Diversified Portfolio

State Street Research Investment Trust Portfolio	BlackRock Investment Trust Portfolio

State Street Research Large Cap Growth Portfolio	BlackRock Legacy Large Cap Growth Portfolio

State Street Research Large Cap Value Portfolio	BlackRock Large Cap Value Portfolio

State Street Research Money Market Portfolio	BlackRock Money Market Portfolio

SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the Corporation’s Shareholders.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on January 28, 2005.

ATTEST:	METROPOLITAN SERIES FUND, INC.

/s/ Thomas M. Lenz	By:	/s/ Hugh C. McHaffie
Thomas M. Lenz		Hugh C. McHaffie
Secretary		President